Exhibit 4.3

Amendment
to
Loan and Security Agreement
between
Louisville Gas & Electric Company
and
Fidelia Corporation

This Amendment (the “Amendment”) to that certain Loan and Security Agreement dated as of August 15, 2003 between Louisville Gas & Electric Company (the “Borrower”) and Fidelia Corporation (the “Lender”) is entered into as of April 16, 2007.

WHEREAS, Borrower and Lender entered a Loan and Security Agreement dated as of August 15, 2003 (as modified and amended, the “Loan and Security Agreement”) pursuant to which Lender agreed to make term loans available to Borrower;

WHEREAS, in order to induce the Lender to make such term loans available, the Borrower agreed to secure its obligations to Lender by granting the Lender a security interest in, and lien upon, the Collateral (as defined in the Loan and Security Agreement);

WHEREAS, pursuant to such Loan and Security Agreement, Borrower has two Loans outstanding — one in the amount of $100,000,000 due August 15, 2013, and evidenced by a promissory note dated August 15, 2003 and one in the amount of $25,000,000 due January 16, 2012 and evidenced by a promissory note dated January 15, 2004 (collectively, the “Promissory Notes”);

WHEREAS, Lender and Borrower have determined that it is no longer necessary or advisable for the existing and future Loans under the Loan and Security Agreement to be secured by the Collateral; and

WHEREAS, the parties desire to amend the Loan and Security Agreement and the Promissory Notes to reflect that the Loans will be unsecured.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained in this Amendment, the Borrower and the Lender agree as follows:

1.             Definitions. All capitalized terms used herein shall have the same meaning given to them in the Loan and Security Agreement, unless otherwise defined herein.

2.             Issuance of Amended and Restated Notes; Cancellation of Prior Notes; Release of Security Interest. In connection with this Amendment, the Borrower shall issue to the Lender Amended and Restated Notes duly executed by the Borrower in the form attached hereto as Exhibit B for each of the existing Promissory Notes. Concurrent with receipt thereof, the Lender shall deliver such existing Promissory Notes to Borrower marked “Cancelled. Replaced with “Amended and Restated Note.” The Lender’s security interest and other liens in, on and to the Collateral shall be, and hereby is, terminated and released and Lender shall, and hereby does, reassign and redeliver (or cause to be reassigned and redelivered) to the Borrower, or to such Person as the Borrower designates such of the Collateral (if any) assigned by the Borrower to the

Lender (or otherwise held by the Lender) as has not been sold or otherwise applied by the Lender under the terms of the Loan and Security Agreement and still held by it thereunder, together with appropriate instruments of reassignment and release, including UCC termination statements. For avoidance of doubt, the use of the term “Loan and Security Agreement” shall not be construed so as to evidence any continuing or future security interest or lien in the Collateral.

3.             Amendment of Section 1.1. (a) Section 1.1 of the Loan and Security Agreement is hereby amended by deleting the following definitions:

“Bond Trustee”

“Code”

“Collateral”

“Equipment”

“First Mortgage Indenture”

“Lien”

“Permitted Lien”

(b) Section 1.1 of the Loan and Security Agreement is hereby amended by deleting the definition of “Agreement” in its entirety and replacing it with the following:

“Agreement” means that certain Loan and Security Agreement dated as of August 15, 2003 between Louisville Gas & Electric Company and Fidelia Corporation, as the same may be amended, modified or restated from time to time.

4.             Amendment of Section 1.3. Section 1.3 of the Loan and Security Agreement is hereby deleted in its entirety and shall be replaced with the following:

1.3           Intentionally omitted.

5.             Amendment of Section 2.7. Section 2.7 of the Loan and Security Agreement is hereby amended by deleting the phrase, “and the Lender is entitled to retain its security interest in and to all existing and future Collateral” in the second sentence thereof.

6.             Amendment of Section 3.1. Section 3.1 of the Loan and Security Agreement is hereby deleted in its entirety and shall be replaced with the following:

“3.1         Documents. The Lender has received all of the following (or the delivery of such has been waived), each duly executed, in form and substance satisfactory to the Lender, and delivered on or prior to the applicable Borrowing Date:

(i)                                     This Agreement, duly executed by the Borrower.

(ii)                                  The Note, evidencing such Loan, duly executed by the Borrower.

(iii)                               Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals, if any, with respect to this Agreement and the Notes.

(iv)                              A signature authorization certificate for the Borrower.

(v)                                 Such other documents as the Lender may reasonably request.”

7.             Amendment of Article 4. Article 4 “Collateral” of the Loan and Security Agreement is hereby deleted in its entirety and shall be replaced with the following:

“4.           Intentionally omitted.”

8.             Amendment of Section 5.2. Section 5.2 of the Loan and Security Agreement is hereby deleted in its entirety and shall be replaced with the following:

“5.2         Authority. The execution and delivery by the Borrower of this Agreement and the Notes and the performance of the Borrower’s obligations under this Agreement and the Notes: (i) are within the Borrower’s corporate powers; (ii) are duly authorized by the Borrower’s board of directors or other governing body; (iii) are not in contravention of the terms of the Borrower’s certificate of incorporation or bylaws or of any material indenture, agreement or undertaking to which the Borrower is a party or by which the Borrower or any of its property is bound; (iv) does not require any consent, registration or approval of any Governmental Authority, which has not been obtained; (v) does not contravene any material contractual or governmental restriction binding upon the Borrower; and (vi) will not result in the imposition of any lien, claim or encumbrance upon any property of the Borrower under any existing material indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Borrower is a party or by which it or its property may be bound or affected.”

9.             Amendment of Section 5.5. Section 5.5 of the Loan and Security Agreement is hereby deleted in its entirety and shall be replaced with the following:

“5.5         Intentionally omitted.”

10.           Amendment of Section 6.1. Section 6.1 of the Loan and Security Agreement is hereby amended by deleting clause (A) in its entirety and replacing clause (A) with the following:

“(A)        Intentionally omitted.”

11.           Amendment of Section 6.2. Section 6.2 of the Loan and Security Agreement is hereby deleted in its entirety and shall be replaced with the following:

“6.2         Intentionally omitted.”

12.           Amendment of Article 7. Article 7 of the Loan and Security Agreement is hereby amended by deleting Sections 7.1, 7.2, 7.3 and 7.4 in their entirety and replacing them with the following:

“7.           EVENTS OF DEFAULT

7.1           Events of Default. The following events shall constitute events of default (“Events of Default”):

(A)          Default is made by the Borrower in the payment of any sum due under this Agreement and such default continues for a period of 10 Business Days;

(B)           Bankruptcy proceedings are initiated against the Borrower; or

(C)           The Borrower leaves the E.ON Group (i.e., the companies consolidated in E.ON AG’s balance sheet);

If an Event of Default occurs under clause (B) of this Section 7.1, the Loans will become immediately due and payable.

If an Event of Default occurs under clause (A) or (C) of this Section 7.1, Lender shall at its discretion grant Borrower a reasonable grace period unless such grace period shall be detrimental to the Lender. If the Event of Default is uncured at the expiration of such period, the Loans outstanding together with interest will become due and payable immediately.

7.2          Rights and Remedies Generally. Upon the occurrence and continuance of an Event of Default, the Lender has all rights and remedies contained in this Agreement and under applicable laws, all of which rights and remedies are cumulative, and none exclusive, to the extent permitted by law. Any single or partial exercise by the Lender of any right or remedy for a default or breach of any term covenant, condition or agreement in this Agreement does not affect its rights and does not waive, alter, affect or prejudice any other right or remedy to which the Lender may be lawfully entitled for the same default or breach.

7.3          Waiver of Demand. Demand, presentment, protest and notice of nonpayment are waived by the Borrower.

7.4          Payments Set Aside. To the extent that the Borrower makes a payment or payments to the Lender and such payment or payments or any part thereof are substantially invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under the bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied will be revived and continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.”

13.           Amendment of Article 8. Article 8 “Subordination” of the Loan and Security Agreement is hereby deleted in its entirety and shall be replaced with the following:

“8.           Intentionally omitted.”

14.           Amendment to Form of Note. Exhibit A, Form of Note, is hereby deleted in its entirety and replaced with the new Exhibit A attached hereto.

15.           Conditions to Effectiveness. The amendments to the Loan and Security Agreement set forth above shall become effective upon (i) the execution of this Amendment by the Borrower and the Lender and (ii) delivery of Amended and Restated Notes duly executed by the Borrower in the form attached hereto as Exhibit B for each of the existing Promissory Notes.

16.           Continuing Force and Effect of Loan and Security Agreement. Except as specifically modified or amended by the terms of this Amendment, all other terms and provisions of the Loan and Security Agreement are incorporated by reference herein, and in all respects, shall continue in full force and effect. The Borrower, by execution of this Amendment, hereby reaffirms, assumes and binds itself to all of the obligations, duties, rights, covenants, terms and conditions that are contained in the Loan and Security Agreement.

17.           Miscellaneous.

(a)           Choice of Law.      THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED FOR ALL PURPOSES IN ACCORDANCE WITH THE INTERNAL LAWS OF THE SATE OF DELAWARE.

(b)           Successors and Assigns. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

(c)           Counterparts. This Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement.

(d)           Further Assurances. From time to time, the parties hereto agree to execute and deliver all such documents and instruments and take or cause to be taken, all such further actions, as may reasonably be necessary or desirable to consummate the transactions contemplated by this Amendment.

[Signature Page to Follow].

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LOUISVILLE GAS & ELECTRIC COMPANY

Address:	220 West Main St.
Louisville, Kentucky 40507
Attn: Treasurer
Facsimile:	502-627-4742

By:	/s/ Daniel K. Arbough
Name:	Daniel K. Arbough
Title:	Treasurer

FIDELIA CORPORATION

Address:	300 Delaware Avenue
Wilmington, Delaware 19801
Attn: Executive Vice President
Facsimile:	302-417-5913

By:	/s/ Udo Koch
Name:	Udo Koch
Title:	President

EXHIBIT A

FORM OF NOTE

NOTE

$	Date

FOR VALUE RECEIVED, on                      (“Maturity Date”) the undersigned, LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation (the “Borrower”), unconditionally promises to pay to FIDELIA CORPORATION (the “Lender”), at the Lender’s office at 300 Delaware Avenue, Wilmington, Delaware 19801, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and immediately available funds, the principal sum of $               . This Note is referred to in and was executed and delivered under the Loan and Security Agreement dated as of August 15, 2003, as amended by the Amendment to Loan and Security Agreement dated as of April    , 2007 (as amended, modified or restated from time to time, the “Loan Agreement”) between the Borrower and the Lender, to which reference is made for a more complete statement of the terms and conditions under which the loan evidenced by this Note was made and is to be repaid. Capitalized terms used in this Note and not otherwise defined have the meanings assigned to such terms in the Loan Agreement.

Unless otherwise paid sooner under the provisions of Section 2.6(c) or 7.1 of the Loan Agreement, the principal indebtedness represented by this Note is payable on the Maturity Date. The Borrower further promises to pay interest on the outstanding principal amount of the indebtedness represented by this Note from the date of this Note until payment in full at the applicable rates determined in accordance with Section 2.3(A) of the Loan Agreement. Except as otherwise provided in the Loan Agreement, interest is payable quarterly in arrears not later than the last Business Day of each calendar quarter and is computed on the basis of a 360-day year consisting of twelve 30-day months.

If payment under this Note becomes due and payable on a day that is not a Business Day, the due date of such payment is extended to the next succeeding Business Day. In no contingency or event whatsoever will interest charged under this Note, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction, in a final determination, deems applicable to this Note. In the event that such a court determines that the Lender has received interest under this Note in excess of the highest rate applicable to this Note, any such excess interest collected by the Lender is deemed to have been a repayment of principal and be so applied.

This Note is subject to prepayment at the option of the Borrower as provided in the Loan Agreement.

DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST ARE WAIVED BY THE BORROWER.

This Note has been delivered and is deemed to have been made, at Wilmington, Delaware and will be interpreted in accordance with the internal law as (as opposed to conflicts of law provisions) and decisions of the State of Delaware. Whenever possible each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference is deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note are binding upon and inure to the benefit of said successors and assigns. The Borrower’s successors and assigns include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower.

LOUISVILLE GAS AND ELECTRIC COMPANY

By:
Title:

EXHIBIT B

FORM OF AMENDED AND RESTATED NOTE

AMENDED AND RESTATED NOTE

$	Date

FOR VALUE RECEIVED, on                      (“Maturity Date”) the undersigned, LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation (the “Borrower”), unconditionally promises to pay to FIDELIA CORPORATION (the “Lender”), at the Lender’s office at 300 Delaware Avenue, Wilmington, Delaware 19801, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and immediately available funds, the principal sum of $               . This Note is referred to in and was executed and delivered under the Loan and Security Agreement dated as of August 15, 2003, as amended by the Amendment to Loan and Security Agreement dated as of April    , 2007 (as amended, modified or restated from time to time, the “Loan Agreement”) between the Borrower and the Lender, to which reference is made for a more complete statement of the terms and conditions under which the loan evidenced by this Note was made and is to be repaid. Capitalized terms used in this Note and not otherwise defined have the meanings assigned to such terms in the Loan Agreement.

Unless otherwise paid sooner under the provisions of Section 2.6(c) or 7.1 of the Loan Agreement, the principal indebtedness represented by this Note is payable on the Maturity Date. The Borrower further promises to pay interest on the outstanding principal amount of the indebtedness represented by this Note from the date of this Note until payment in full at the applicable rates determined in accordance with Section 2.3(A) of the Loan Agreement. Except as otherwise provided in the Loan Agreement, interest is payable quarterly in arrears not later than the last Business Day of each calendar quarter and is computed on the basis of a 360-day year consisting of twelve 30-day months.

If payment under this Note becomes due and payable on a day that is not a Business Day, the due date of such payment is extended to the next succeeding Business Day. In no contingency or event whatsoever will interest charged under this Note, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction, in a final determination, deems applicable to this Note. In the event that such a court determines that the Lender has received interest under this Note in excess of the highest rate applicable to this Note, any such excess interest collected by the Lender is deemed to have been a repayment of principal and be so applied.

This Note is subject to prepayment at the option of the Borrower as provided in the Loan Agreement.

DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST ARE WAIVED BY THE BORROWER.

This Note amends and restates the Note dated as of [                  ] (the “Existing Note”) made by the Borrower in favor of the Lender in the original principal amount of $[            ]. Execution and delivery of this Note and any document executed pursuant hereto are not intended and should not be construed (i) to deem to have repaid or otherwise discharged any amount of principal of or interest on the Existing Note, or (ii) to effect a novation or otherwise to release the obligation of the undersigned under or extinguish the debt evidenced by the Existing Note.

This Note has been delivered and is deemed to have been made, at Wilmington, Delaware and will be interpreted in accordance with the internal law as (as opposed to conflicts of law provisions) and decisions of the State of Delaware. Whenever possible each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference is deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note are binding upon and inure to the benefit of said successors and assigns. The Borrower’s successors and assigns include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower.

LOUISVILLE GAS AND ELECTRIC COMPANY

'	By:
Title:

AMENDED AND RESTATED NOTE

$25,000,000                                                                                                                                                                            April 16, 2007

FOR VALUE RECEIVED, on January 16, 2012 (“Maturity Date”) the undersigned, LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation (the “Borrower”), unconditionally promises to pay to FIDELIA CORPORATION (the “Lender”), at the Lender’s office at 300 Delaware Avenue, Wilmington, Delaware 19801, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and immediately available funds, the principal sum of $25,000,000. This Note is referred to in and was executed and delivered under the Loan and Security Agreement dated as of August 15, 2003, as amended by the Amendment to Loan and Security Agreement dated as of April 16, 2007 (as amended, modified or restated from time to time, the “Loan Agreement”) between the Borrower and the Lender, to which reference is made for a more complete statement of the terms and conditions under which the loan evidenced by this Note was made and is to be repaid. Capitalized terms used in this Note and not otherwise defined have the meanings assigned to such terms in the Loan Agreement.

Unless otherwise paid sooner under the provisions of Section 2.6(c) or 7.1 of the Loan Agreement, the principal indebtedness represented by this Note is payable on the Maturity Date. The Borrower further promises to pay interest on the outstanding principal amount of the indebtedness represented by this Note from the date of this Note until payment in full at the applicable rates determined in accordance with Section 2.3(A) of the Loan Agreement. Except as otherwise provided in the Loan Agreement, interest is payable quarterly in arrears not later than the last Business Day of each calendar quarter and is computed on the basis of a 360-day year consisting of twelve 30-day months.

If payment under this Note becomes due and payable on a day that is not a Business Day, the due date of such payment is extended to the next succeeding Business Day. In no contingency or event whatsoever will interest charged under this Note, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction, in a final determination, deems applicable to this Note. In the event that such a court determines that the Lender has received interest under this Note in excess of the highest rate applicable to this Note, any such excess interest collected by the Lender is deemed to have been a repayment of principal and be so applied.

This Note is subject to prepayment at the option of the Borrower as provided in the Loan Agreement.

DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST ARE WAIVED BY THE BORROWER.

This Note amends and restates the Note dated as of January 15, 2004 (the “Existing Note”) made by the Borrower in favor of the Lender in the original principal amount of $25,000,000. Execution and delivery of this Note and any document executed pursuant hereto are not intended and should not be construed (i) to deem to have repaid or otherwise discharged any amount of principal of or interest on the Existing Note, or (ii) to effect a novation or otherwise to release the obligation of the undersigned under or extinguish the debt evidenced by the Existing Note.

This Note has been delivered and is deemed to have been made, at Wilmington, Delaware and will be interpreted in accordance with the internal law as (as opposed to conflicts of law provisions) and decisions of the State of Delaware. Whenever possible each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference is deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note are binding upon and inure to the benefit of said successors and assigns. The Borrower’s successors and assigns include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower.

LOUISVILLE GAS AND ELECTRIC COMPANY

/s/ Daniel K. Arbough
By:	Daniel K. Arbough
Title:	Treasurer

AMENDED AND RESTATED NOTE

$100,000,000                                                                                                                                                                          April 16, 2007

FOR VALUE RECEIVED, on August 15, 2013 (“Maturity Date”) the undersigned, LOUISVILLE GAS AND ELECTRIC COMPANY, a Kentucky corporation (the “Borrower”), unconditionally promises to pay to FIDELIA CORPORATION (the “Lender”), at the Lender’s office at 300 Delaware Avenue, Wilmington, Delaware 19801, or at such other place as the holder of this Note may from time to time designate in writing, in lawful money of the United States of America and immediately available funds, the principal sum of $100,000,000. This Note is referred to in and was executed and delivered under the Loan and Security Agreement dated as of August 15, 2003, as amended by the Amendment to Loan and Security Agreement dated as of April 16, 2007 (as amended, modified or restated from time to time, the “Loan Agreement”) between the Borrower and the Lender, to which reference is made for a more complete statement of the terms and conditions under which the loan evidenced by this Note was made and is to be repaid. Capitalized terms used in this Note and not otherwise defined have the meanings assigned to such terms in the Loan Agreement.

Unless otherwise paid sooner under the provisions of Section 2.6(c) or 7.1 of the Loan Agreement, the principal indebtedness represented by this Note is payable on the Maturity Date. The Borrower further promises to pay interest on the outstanding principal amount of the indebtedness represented by this Note from the date of this Note until payment in full at the applicable rates determined in accordance with Section 2.3(A) of the Loan Agreement. Except as otherwise provided in the Loan Agreement, interest is payable quarterly in arrears not later than the last Business Day of each calendar quarter and is computed on the basis of a 360-day year consisting of twelve 30-day months.

If payment under this Note becomes due and payable on a day that is not a Business Day, the due date of such payment is extended to the next succeeding Business Day. In no contingency or event whatsoever will interest charged under this Note, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction, in a final determination, deems applicable to this Note. In the event that such a court determines that the Lender has received interest under this Note in excess of the highest rate applicable to this Note, any such excess interest collected by the Lender is deemed to have been a repayment of principal and be so applied.

This Note is subject to prepayment at the option of the Borrower as provided in the Loan Agreement.

DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT AND PROTEST ARE WAIVED BY THE BORROWER.

This Note amends and restates the Note dated as of August 15, 2003 (the “Existing Note”) made by the Borrower in favor of the Lender in the original principal amount of $100,000,000. Execution and delivery of this Note and any document executed pursuant hereto are not intended and should not be construed (i) to deem to have repaid or otherwise discharged any amount of principal of or interest on the Existing Note, or (ii) to effect a novation or otherwise to release the obligation of the undersigned under or extinguish the debt evidenced by the Existing Note.

This Note has been delivered and is deemed to have been made, at Wilmington, Delaware and will be interpreted in accordance with the internal law as (as opposed to conflicts of law provisions) and decisions of the State of Delaware. Whenever possible each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is prohibited by or invalid under applicable law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note. Whenever in this Note reference is made to the Lender or the Borrower, such reference is deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note are binding upon and inure to the benefit of said successors and assigns. The Borrower’s successors and assigns include, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower.

LOUISVILLE GAS AND ELECTRIC COMPANY

/s/ Daniel K. Arbough
By:	Daniel K. Arbough
Title:	Treasurer